UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2007 (May 24, 2007)

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction of incorporation)

1-32886	73-0767549
(Commission File Number)	(IRS Employer Identification No.)

302 N. Independence
Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

(580) 233-8955

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 29, 2007, Continental Resources, Inc. issued a press release announcing its unaudited first quarter results. A copy of the press release is being furnished as an exhibit to this report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On May 24, 2007, Continental Resources, Inc. issued a press release announcing it will issue its first quarter earning press release before the market opens on Tuesday, May 29, 2007. The press release also contained dial-in and website broadcast information about the conference call to be held at 10:00 a.m. on Tuesday, May 29, 2007. A copy of the press release is being furnished as an exhibit to this report on Form 8-K.

In the May 29, 2007 press release, Continental Resources also announced its participation in the 2007 Energy and Utilities Conference hosted by Deutsche Bank Securities to be held in Miami, Florida on May 30 – May 31, 2007. President Mark E. Monroe will present at the 2007 Energy and Utilities Conference on Thursday, May 31, 2007, at 4:40 p.m. EDT. Mr. Monroe’s presentation will be webcast live on the Company’s website at www.contres.com. A copy of the presentation is being furnished as an exhibit to this report on Form 8-K.

In accordance with General Instruction B.2 to Form 8-K, the information being filed under Items 2.02 and 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing.

Exhibit Number	Description

99.1	Press release dated May 24, 2007

99.2	Press release dated May 29, 2007

99.3	Presentation dated May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)
Dated: May 29, 2007
	By:	/s/ John D. Hart
John D. Hart
Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated May 24, 2007

99.2	Press release dated May 29, 2007

99.3	Presentation dated May 31, 2007